Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Cerner Corporation:

We consent to the incorporation by reference in the Registration Statements (No. 333-180016, No. 333-174568, No. 333-125492, No. 333-77029, No. 333-93379, No. 333-24899, No. 333-24909, No. 333-75308, No. 333-70170, No. 33-63226, No. 33-56868, No. 33-55082, No. 33-41580, No. 33-39777, No. 33-39776, No. 33-20155, No. 33-15156, No. 333-40156 and No. 333-206272) on Form S-8 and (No. 333-72024 and No. 333-40156) on Form S-4 of Cerner Corporation of our reports dated February 17, 2016, with respect to the consolidated balance sheets of Cerner Corporation and subsidiaries as of January 2, 2016 and January 3, 2015, and the related consolidated statements of operations, comprehensive income, cash flows, and changes in shareholders’ equity for each of the years in the three-year period ended January 2, 2016, and the effectiveness of internal control over financial reporting as of January 2, 2016, which reports appear in the 2015 Annual Report on Form 10-K of Cerner Corporation.
/s/ KPMG LLP
Kansas City, Missouri
February 17, 2016